UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On May 28, 2021, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which: (i) reported our first quarter 2021 unaudited results; (ii) provided initial guidance for the second quarter of fiscal 2021; and (iii) provided an update on the status of our quarterly cash dividend program.

The conference call included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measure was included: adjusted diluted earnings per share.

The non-GAAP financial measure excludes from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following item for the period noted:

Item	Fiscal 2020 Second Quarter
After-tax adjustment for gain on sale of distribution centers of $341.9 million, or $8.54 per diluted share	X

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of the Earnings Press Release (Exhibit 99.1) and the transcript of our May 28, 2021 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on May 26, 2021 (“Annual Meeting”), our shareholders voted on the following proposals, with 2,687,830 broker non-votes for Proposal One and Proposal Two, and the remaining votes cast as follows:

•Proposal One. To elect eleven directors to our Board of Directors:

Director	For	Withheld
Sandra Campos	27,448,909	48,908
James R. Chambers	27,454,598	43,219
Sebastian J. DiGrande	27,327,212	170,605
Marla C. Gottschalk	27,379,383	118,434
Cynthia T. Jamison	23,796,952	3,700,865
Thomas A. Kingsbury	27,352,829	144,988
Christopher J. McCormick	27,406,572	91,245
Kimberley A. Newton	27,450,192	47,625
Nancy A. Reardon	27,181,694	316,123
Wendy L. Schoppert	27,321,022	176,795
Bruce K. Thorn	27,452,437	45,380

•Proposal Two. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2021 Proxy Statement:

For	25,888,631
Against	1,511,193
Abstain	97,993

•Proposal Three. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021:

For	29,107,495
Against	1,069,440
Abstain	8,712

No other matters were submitted to a vote of our shareholders at the Annual Meeting.

Item 8.01    Other Events.

On May 28, 2021, the Company issued a press release announcing that our Board of Directors declared a quarterly cash dividend on May 26, 2021 for the second quarter of fiscal 2021 of $0.30 per common share payable on June 25, 2021, to shareholders of record as of the close of business on June 11, 2021. This press release is filed herewith as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release on operating results and guidance dated May 28, 2021.

	99.2	Big Lots, Inc. conference call transcript dated May 28, 2021.

	99.3	Big Lots, Inc. press release on dividend declaration dated May 28, 2021.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: June 1, 2021	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary